NEW YORK, NY, April 09, 2019 (GLOBE NEWSWIRE) — via NEWMEDIAWIRE – Tauriga Sciences, Inc. (OTCQB: TAUG) (“Tauriga” or the “Company”), a revenue generating Company that operates through the development, distribution, and licensing of proprietary products as well as the evaluation of potential acquisition opportunities and equity investments, today announced that it is developing a special miniaturized Airport version of its CBD Infused chewing gum (branded as: Tauri-GumTM). The Company recently announced an increase in its Research & Development (“R & D”) budget, aimed at continually enhancing its Tauri-GumTM product line. Tauriga envisions this Airport version consisting of a miniaturized blister pack, containing three pieces of its CBD Infused gum (anticipated retail price of $6.99 per unit). The Company is in the process of miniaturizing the graphic design and label wording, to correlate with this newest proposed product version.

100+ DPI Image for April 9, 2019 PR:Artist’s Rendition of Tauri-Gum™ Airport Version

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The Company believes that the Airport market segment represents a potentially lucrative opportunity for the Company, because of the well-known benefits of chewing gum while flying on airplanes. The act of chewing gum (any type of gum) equalizes the air pressure in the middle ear, thereby helping to alleviate the intensity of headaches and ear related discomfort (often experienced by air travelers).

Tauriga’s CEO, Mr. Seth M. Shaw, expressed, “The Company believes that an Airport version of Tauri-GumTM has the potential to unlock a major future business opportunity. Chewing gums, of all type, sell extremely well at airports and this plays into one of the Company’s strengths. Tauriga formulated Tauri-GumTM in a manner that is fully compliant with the prevailing U.S. Federal laws and regulations that govern this sector. Therefore, the Company feels confident that it can proceed with this above-mentioned corporate initiative and legally sell its product(s) at U.S. based airports.”

ABOUT TAURIGA SCIENCES, INC.

Tauriga Sciences, Inc. (TAUG) is a revenue generating Company that operates through the development, distribution, and licensing of proprietary products as well as the evaluation of potential acquisition opportunities. One such opportunity on which the Company has acted, involves the Company having entered into the cannabidiol (or “CBD”) infused chewing gum product business, as more fully described above and in prior press releases. This CBD infused chewing gum product has been branded under the following name: Tauri-GumTM. See also our periodic reports filed by us with the SEC for a more complete description of our business and material agreements that we have entered into. Further, the Company continues to identify and evaluate additional potential opportunities to generate revenue, as well as shareholder value, and leverage its resources and expertise to build a diversified and sustainable business model. Please visit our corporate website at www.tauriga.com.

In addition, on March 11, 2019, the Company announced the official launch of its E-Commerce site - as part of its Tauri-GumTM commercialization strategy. This site can be accessed by visiting the following URL address: www.taurigum.com

Forward-Looking Statements

This press release contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 which represent management’s beliefs and assumptions concerning future events. These forward-looking statements are often indicated by using words such as “may,” “will,” “expects,” “anticipates,” believes, “hopes,” “believes,” or plans, and may include statements regarding corporate objectives as well as the attainment of certain corporate goals and milestones. Forward-looking statements are based on present circumstances and on management’s present beliefs with respect to events that have not occurred, that may not occur, or that may occur with different consequences or timing than those now assumed or anticipated. Actual results may differ materially from those expressed in forward looking statements due to known and unknown risks and uncertainties, such as are not guarantees of general economic and business conditions, the ability to successfully develop and market products, consumer and business consumption habits, the ability to consummate successful acquisition and licensing transactions, fluctuations in exchange rates, and other factors over which Tauriga has little or no control. Many of these risks and uncertainties are discussed in greater detail in the “Risk Factors” section of Tauriga’s Form 10-K and other filings made from time to time with the Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release, and Tauriga assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. You should not place undue reliance on these forward-looking statements.

Additional Disclaimer Specific to this Press Release:

There can be no guaranty that the Company will ultimately be successful in developing this Tauri-GumTM Airport version or bringing it to market.

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● 100+ DPI Image for April 9, 2019 PR

CONTACT INFORMATION:

Tauriga Sciences, Inc.

555 Madison Avenue, 5th Floor

New York, NY 10022

Chief Executive Officer

Mr. Seth M. Shaw

Email: sshaw@tauriga.com

cell # (917) 796 9926

www.tauriga.com